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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement of Form S-1 of our report, dated April 25, 1997 except for Note 9 as to which the date is June 20, 1997, relating to the financial statements of Authentic Specialty Foods, Inc., and of our report dated June 26, 1997, relating to the financial statements of La Victoria Foods, Inc. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.



                                          /s/  McGLADREY & PULLEN, LLP
                                          ----------------------------
                                               McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
August 25, 1997